Exhibit 10.3

REINVESTMENT AGREEMENT

THIS REINVESTMENT AGREEMENT, dated as of August 4, 2009 (this “Agreement”), is entered into by and among Anesiva, Inc., a Delaware corporation (the “Company”), Arcion Therapeutics, Inc., a Delaware corporation (“Arcion”), and the undersigned investors (each an “Investor” and collectively, the “Investors”). Unless defined herein, capitalized terms used herein shall have the meanings provided to such terms in the below referenced Securities Purchase Agreement.

R E C I T A L S:

A. WHEREAS, the Company and the Investors are party to that certain Securities Purchase Agreement, dated as of January 20, 2009, as amended by that certain Amendment No. 1 to Securities Purchase Agreement, dated as of April 1, 2009, as further amended by that certain Amendment No. 2 to Securities Purchase Agreement, dated as of August 4, 2009 (as so amended and as further as amended, restated or otherwise modified and in effect from time to time, the “Securities Purchase Agreement”), pursuant to which the Investors purchased securities (the “Securities”) from the Company in the amounts set forth on Schedule I hereto.

B. WHEREAS, certain of the Investors are holders of 7% Senior Notes due 2010 (the “Notes”) in the amounts set forth on Schedule I hereto issued pursuant to that certain Indenture, dated as of April 2, 2009, as supplemented by that certain Supplemental Indenture, dated as of April 2, 2009 (the “First Supplemental Indenture”), as further supplemented by that certain Second Supplemental Indenture, dated as of April 28, 2009 (as so supplemented and as further supplemented, amended, restated or otherwise modified and in effect from time to time, the “Indenture”), by and between the Company and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

C. WHEREAS, on the date hereof, the Company, Arca Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), Arcion and each of the stockholders of Arcion are entering into an Agreement and Plan of Merger (as amended, restated or otherwise modified and in effect from time to time, the “Merger Agreement”), providing for the merger of Merger Sub with and into Arcion (the “Merger”).

D. WHEREAS, pursuant to Section 8.2 (Change of Control) of the Securities Purchase Agreement, concurrently with the consummation of the Merger, the Company shall redeem all of the outstanding Securities at a redemption price in cash equal to 100% of the aggregate principal amount of the Securities being redeemed, plus all accrued but unpaid returns thereon through the date of redemption.

E. WHEREAS, pursuant to Section 5.1 (Right to Require Repurchase) of the First Supplemental Indenture, following the consummation of the Merger, the Company shall offer to repurchase all of the Notes from the holders thereof at a purchase price equal to the Change of Control Repurchase Price (as defined in the First Supplemental Indenture), plus all accrued but unpaid interest thereon to, but excluding, the date of repurchase.

F. WHEREAS, each Investor wishes to reinvest the gross proceeds of the redemption or repurchase of any and all of its outstanding Securities and Notes, together with any accrued but unpaid returns and interest thereon, in connection with the Merger by purchasing common stock, par value $0.001 per share, of the Company (“Common Stock”) at a price per share of $0.30.

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Agreement to Reinvest Securities Proceeds. Immediately following the redemption by the Company of the Securities held by the Investors, each Investor hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to each Investor, Common Stock in an amount set forth opposite such Investor’s name on Schedule I hereto for the purchase price of $0.30 per share. The aggregate purchase price of Common Stock purchased by each Investor pursuant to this Section 1 shall equal the gross proceeds of the redemption of any and all of the outstanding Securities held by such Investor, together with any accrued but unpaid returns thereon through the redemption date.

2. Agreement to Reinvest Note Proceeds. Each Investor that is a holder of Notes agrees to exercise its right pursuant to Section 5.1 of the First Supplemental Indenture to require the Company to repurchase all of such Investor’s Notes on the terms and conditions set forth in Article 5 of the First Supplemental Indenture following the consummation of the Merger. Concurrently with the repurchase by the Company of the Notes held by the Investors, each Investor hereby agrees to purchase from the Company, and the Company hereby agrees to sell to each Investor, Common Stock in an amount set forth opposite such Investor’s name on Schedule I hereto for the purchase price of $0.30 per share. As payment in full of the purchase price of Common Stock purchased by each Investor pursuant to this Section 2, each such Investor hereby directs the Company to remit any and all amounts due to such Investor pursuant to the Indenture on account of the repurchase of its Notes, including any accrued but unpaid interest thereon to, but excluding, the date of the repurchase, by wire transfer of immediately available funds to an account designated in writing by the Company. The aggregate purchase price of Common Stock purchased by each Investor pursuant to this Section 2 shall equal the gross proceeds of the repurchase of any and all of the outstanding Notes held by such Investor, together with any accrued but unpaid interest thereon through the redemption date.

3. Representations and Warranties of Investors. Each Investor, severally and not jointly, represents and warrants to the Company and Arcion as follows as of the date hereof and as of the date(s) of purchase by such Investor of any Common Stock pursuant to Section 1 or Section 2 hereof (capitalized terms used in this Section 3 and not otherwise defined herein or in the Securities Purchase Agreement shall have the meanings provided to such terms in the Merger Agreement):

3.1. Organization. Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

3.2. Authorization; Enforceability. Such Investor has the requisite power and authority (including all requisite power and authority as a corporation or other entity) to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by such Investor and the performance of its obligations hereunder have been duly authorized by all necessary action on the part of such Investor (including authorization by the board of directors or other managing body and by the stockholders or other securityholders of such Investor). This Agreement has been duly authorized and validly executed and delivered by such Investor and constitutes a legal, valid and binding obligation of such Investor, enforceable against the such Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.3. Consents and Approvals; No Violations.

(a) The execution and delivery of this Agreement by such Investor does not, and the performance by such Investor of such Investor’s obligations hereunder will not, (i) conflict with or result in any violation or breach of the certificate of incorporation, by-laws or other organization documents of such Investor, (ii) to the Investor’s knowledge, materially conflict with or result in any material violation or material breach of, or constitute (with or without notice or lapse of time, or both) a material default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, require the payment of a material penalty under, any of the terms, conditions or provisions of any material contract to which such Investor is a party or by which such Investor or such Investor’s Securities or Notes may be bound or (iii) result in the imposition of any lien on any of the Securities or Notes held by such Investor.

3.4. Title to Securities or Notes. Such Investor holds of record and owns the aggregate principal amount of Notes and Securities set forth opposite the name of such Investor on Schedule I hereto, free and clear of any lien.

3.5. No Broker’s or Finder’s Fees. There are no investment bankers, brokers, advisors, finders or other intermediaries that have been retained by or are authorized to act on behalf of such Investor who are entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

3.6. Private Placement. Such Investor understands and acknowledges that the issuance of the shares of Common Stock pursuant to this Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and that any shares of Common Stock will be issued to such Investor in a private placement transaction effected in reliance on an exemption from the registration requirements of the Securities Act and in reliance on exemptions from the registration or qualification requirements of applicable Blue Sky Laws. Such Investor acknowledges that any shares of Common Stock so issued to such Investor will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act. Such Investor represents and acknowledges that such Investor is familiar with Rule 144 under the Securities Act as presently in effect and understands the restrictions and resale limitations imposed thereby and by the Securities Act.

3.7. Limitations on Transfer. Such Investor understands and agrees that any such shares of Common Stock cannot be offered, resold or otherwise transferred except pursuant to (a) an effective registration statement under the Securities Act covering such offer, sale or transfer and such offer, sale or transfer is made in accordance with such registration statement, or (b) an available exemption from registration. Such Investor hereby covenants and agrees that such Investor will not offer, sell or otherwise transfer any such shares of Common Stock except in compliance with the terms of this Agreement and with applicable federal and Blue Sky Laws.

3.8. Restrictive Legends. The certificates representing any shares of Common Stock issued pursuant to the Merger shall bear, in addition to any other legends required under applicable Blue Sky Laws, a legend in substantially the following form:

(a) These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any applicable state securities or “blue sky” laws. These securities may not be sold, offered, pledged, hypothecated or otherwise transferred except pursuant to registration under the Securities Act or pursuant to an available exemption from registration. The issuer of these securities may require an opinion of counsel reasonably satisfactory to the issuer, in form and substance reasonably satisfactory to the issuer, to the effect that any sale or transfer of these securities will be in compliance with the Securities Act and any applicable state securities or “blue sky” laws.

(b) In order to prevent any transfer from taking place in violation of applicable law or the terms of this Agreement, the Company may cause a stop transfer order to be placed with its transfer agent with respect to any shares of Common Stock issued to such Investor pursuant to the

Reinvestment Agreement. The Company will not be required to transfer on its books any shares of Common Stock that have been sold or transferred in violation of any provision of applicable law or the terms of this Agreement.

3.9. Accredited Investor. Such Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, as presently in effect.

3.10. Investment Intent. Such Investor is acquiring the shares of Common Stock issued pursuant to this Agreement for such Investor’s own account for investment and not with a view to, or for resale in connection with, the distribution thereof, without prejudice, however, to such Investor’s rights to dispose of all or any part of such shares of Common Stock under an exemption from the registration requirements of the Securities Act. Such Investor has no present intention of selling or otherwise distributing any portion of any such shares of Common Stock (or any interest therein), subject to such rights as aforesaid. If such Investor is not an individual, such Investor has not been formed to acquire any shares of Common Stock issuable to such Investor pursuant to this Agreement.

3.11. Investment Experience and Status. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of an investment in Common Stock and protecting such Investor’s own interests in connection with such investment.

3.12. Documents Delivered; Information. Such Investor acknowledges that such Investor has received a copy of this Agreement and been afforded the opportunity to review the schedule hereto. Such Investor has received or has had access to all the information relating to the Company that such Investor has requested and considers necessary and relevant to making an informed investment decision with respect to the shares of Common Stock, including the annual reports, quarterly reports, current reports, proxy statements and other information filed by the Company with the SEC. Such Investor has been given the opportunity to make a thorough investigation of the activities of the Company and has been furnished with access to materials relating to the Company and its activities. Such Investor has been afforded the opportunity to obtain any additional information deemed necessary by such Investor to verify the accuracy of the information conveyed by the Company to such Investor. Such Investor has had an opportunity to ask questions of and receive answers from the Company, or from a person or persons acting on the Company’s behalf, concerning the terms and conditions of this investment.

3.13. Professional Advice. With respect to the legal, tax, accounting, financial and other economic considerations involved in acquiring any shares of Common Stock, such Investor is not relying on the Company, Merger Sub, Arcion or any other Investor, or any director, officer, employee, agent or other representative of any of the foregoing.

3.14. Further Representations by Foreign Investors. If such Investor is not a United States person, such Investor hereby represents that such Investor is satisfied as to the full observance of the laws of such Investor’s jurisdiction in connection with acquiring any shares of Common Stock and the execution and delivery by such Investor of this Agreement and any other instrument or document executed and delivered by such Investor pursuant hereto, including (a) the legal requirements within such Investor’s jurisdiction for acquiring any shares of Common Stock issued pursuant to this Agreement, (b) any foreign exchange restrictions applicable to any such acquisition of shares of Common Stock issued in connection with this Agreement, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of any shares of Common Stock issued pursuant to this Agreement.

4. Delivery of Certificates Representing Common Stock Purchased.

4.1. Common Stock to be Issued on account of Securities. Upon receipt of the aggregate purchase price contemplated by Section 1 hereof with respect to any Investor, the Company shall deliver to such Investor a duly endorsed stock certificate in the name of such Investor representing Common Stock in an amount set forth opposite such Investor’s name in the column titled “Common Stock to be Issued on Account of Securities” on Schedule I hereto.

4.2. Common Stock to be Issued on account of Notes. Upon receipt of the aggregate purchase price contemplated by Section 2 hereof with respect to any Investor, the Company shall deliver to such Investor a duly endorsed stock certificate in the name of such Investor representing Common Stock in an amount set forth opposite such Investor’s name in the column titled “Common Stock to be Issued on Account of Notes” on Schedule I hereto.

5. Consent to Merger. Each Investor hereby consents to the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated thereby and waives the observance by the Company of any provisions in the Securities Purchase Agreement to the extent necessary to effect such consent. The consent provided by the Investors in this Section 5 shall terminate automatically and no longer be effective in the event of a termination of this Agreement in accordance with Section 6 hereof.

6. Termination. The Investors’ obligations pursuant to Section 1 and Section 2 hereof are contingent upon the consummation of the Merger. This Agreement shall terminate automatically upon the earliest to occur of (i) termination of the Merger Agreement in accordance with the terms thereof, (ii) the date on which the Company’s Board of Directors withdraws or modifies in a manner adverse to Arcion the Parent Recommendation (as defined in the Merger Agreement) in accordance with Section 6.6(b) of the Merger Agreement, or (iii) upon mutual written agreement of the parties to terminate this Agreement. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same agreement.

8. Governing Law. This Agreement shall be governed by and construed according to the laws of the State of California, without regard to conflict of law principles thereof.

9. Entire Agreement; Survival. This Agreement constitutes the entire agreement of the parties hereto in respect of the subject matter hereof, and supersedes any and all prior agreements or understandings between the parties hereto in respect of such subject matter. The representations and warranties of the parties contained in this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. The Company and the Investors acknowledge and agree that the execution and delivery of this agreement by such parties is a material inducement and a condition precedent to Arcion’s agreement to enter into the Merger Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers on the date first written above.

ANESIVA, INC.

By:	/s/ Michael Kranda
Name:	Michael Kranda
Title:	Chief Executive Officer, President

ARCION THERAPEUTICS, INC.

By:	/s/ James N. Campbell
Name:	James N. Campbell
Title:	Chief Executive Officer

INVESTORS:

SOFINNOVA VENTURE PARTNERS VII, L.P.

By:	Sofinnova Management VII, L.L.C.
Its General Partner

By:	/s/ Michael F. Powell
Michael F. Powell, Managing General Partner

ALTA CALIFORNIA PARTNERS III, L.P.

By:	Alta California Management Partners III, LLC

By:	/s/ Hilary Strain
Vice President of Finance & Administration

ALTA EMBARCADERO PARTNERS III, LLC

By:	/s/ Hilary Strain
Vice President of Finance & Administration

ALTA PARTNERS VIII, LP

By:	Alta Partners Management VIII, LLC

By:	/s/ Hilary Strain
Chief Financial Officer

CMEA VENTURES VII, L.P.

By:	CMEA Ventures VII GP, L.P.,
Its General Partner

By:	CMEA Ventures VII GP, LLC,
Its General Partner

By:	/s/ David Collier
Name: David Collier
Title: Manager

CMEA VENTURES VII (PARALLEL), L.P.

By:	CMEA Ventures VII GP, L.P.,
Its General Partner

By:	CMEA Ventures VII GP, LLC,
Its General Partner

By:	/s/ David Collier
Name: David Collier
Title: Manager

INTERWEST PARTNERS VIII, LP
INTERWEST INVESTORS VIII, LP
INTERWEST INVESTORS Q VIII, LP

By:	InterWest Management Partners VIII, LLC,
General Partner

/s/ Arnold L. Oronsky
By: Arnold L. Oronsky, Managing Director

Schedule I

Allocation of Common Stock

Investor	Principal Amount of Securities Held	Accrued Returns on Securities[1]	Principal Amount of Notes Held	Accrued Interest on Notes[2]	Common Stock to be Issued on account of Securities[3]	Common Stock to be Issued on account of Notes[4]
SOFINNOVA VENTURE PARTNERS VII, L.P.	$1,890,000.00		N/A	N/A		N/A
ALTA CALIFORNIA PARTNERS III, L.P.	136,196.67		N/A	N/A		N/A
ALTA EMBARCADERO PARTNERS III, LLC	4,598.33		N/A	N/A		N/A
ALTA PARTNERS VIII, LP	1,659,205		N/A	N/A		N/A
CMEA VENTURES VII, L.P.	682,500.00		$279,681.00
CMEA VENTURES VII (PARALLEL), L.P.	17,500.00		7,171.00
INTERWEST PARTNERS VIII, LP	1,823,283.00		385,880.00
INTERWEST INVESTORS VIII, LP	14,553.00		3,080.00
INTERWEST INVESTORS Q VIII, LP	52,164.00		11,040.00

[1]	To come based on Securities redemption date.
[2]	To come based on Notes redemption date.
[3]	To come based on Securities redemption date.
[4]	To come based on Notes redemption date.